Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated December 17, 2020, included in this Amendment No. 4 to the Registration Statement on Form S-1 (No.333-235913) of Wilshire wShares Enhanced Gold Trust, and to the reference to our firm under the heading "Experts" in the above noted Registration Statement.

/s/ Citrin Cooperman & Company, LLP

New York, New York
December 17, 2020